Exhibit 10(a)

TO: [PARTICIPANT NAME]

PARKER-HANNIFIN CORPORATION

NON-EMPLOYEE DIRECTORS’

RESTRICTED STOCK AWARD AGREEMENT (RS-001NED)

The Human Resources and Compensation Committee of the Board of Directors (“Committee”) of Parker-Hannifin Corporation (“Company”) has awarded you the following number of restricted shares of Company Common Stock (“Shares”) under the Parker-Hannifin Corporation Amended and Restated 2004 Non-Employee Directors’ Stock Incentive Plan (“Plan”) and subject to the Parker-Hannifin Corporation Non-Employee Directors’ Restricted Stock Award Terms and Conditions (RS-001NED) (“Terms and Conditions”):

Issue Date	Number of Shares
[Grant Date]	[Number Granted]

Vesting Date. Except as otherwise provided in the Terms and Conditions, the restrictions on the Shares will lapse one year from the Issue Date (“Vesting Date”).

Your Action Items. Please take the following actions:

•	Before you accept your grant, click on the links below to review the Terms and Conditions and the Plan, which govern this award.

•	Accept the Terms and Conditions and execute this Agreement by clicking on the “Accept” button below.

•	Inform the Company of any change in address or contact information, as necessary.

Non-Employee Directors’ Restricted Stock Award Terms and Conditions (RS-001NED)

Amended and Restated 2004 Non-Employee Directors’ Stock Incentive Plan

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